Exhibit 99.1

FOR IMMEDIATE RELEASE
October 19, 2022

FOR ADDITIONAL INFORMATION, PLEASE CONTACT MARK A. GOOCH, VICE CHAIRMAN, PRESIDENT, AND CEO, COMMUNITY TRUST BANCORP, INC. AT (606) 437-3229

Pikeville, Kentucky:

COMMUNITY TRUST BANCORP, INC. REPORTS EARNINGS FOR THE 3RD QUARTER 2022

Earnings Summary
(in thousands except per share data)	3Q 2022	2Q 2022	3Q 2021	YTD 2022	YTD 2021
Net income	$19,372	$20,271	$21,142	$59,371	$68,691
Earnings per share	$1.09	$1.14	$1.19	$3.33	$3.86
Earnings per share - diluted	$1.08	$1.14	$1.19	$3.33	$3.86

Return on average assets	1.40%	1.49%	1.54%	1.46%	1.71%
Return on average equity	12.08%	12.75%	12.06%	12.20%	13.55%
Efficiency ratio	53.70%	53.77%	53.50%	53.58%	52.35%
Tangible common equity	9.93%	10.53%	11.77%

Dividends declared per share	$0.44	$0.40	$0.40	$1.24	$1.17
Book value per share	$33.66	$35.32	$38.78

Weighted average shares	17,841	17,835	17,790	17,832	17,783
Weighted average shares - diluted	17,857	17,843	17,808	17,844	17,798

Community Trust Bancorp, Inc. (NASDAQ-CTBI) achieved earnings for the third quarter 2022 of $19.4 million, or $1.09 per basic share, compared to $20.3 million, or $1.14 per basic share, earned during the second quarter 2022 and $21.1 million, or $1.19 per basic share, earned during the third quarter 2021.  Total revenue was $2.9 million above prior quarter and $1.8 million above prior year same quarter.  Net interest revenue increased $2.7 million compared to prior quarter and $1.5 million compared to prior year same quarter, and noninterest income increased $0.2 million compared to prior quarter and $0.3 million compared to prior year same quarter.  Provision for credit losses for the quarter was $2.4 million, compared to provision of $0.1 million for the quarter ended June 30, 2022 and a recovery of provision of $0.2 million for the third quarter 2021.  Noninterest expense increased $1.5 million compared to prior quarter and $1.1 million compared to prior year same quarter.  Net income for the nine months ended September 30, 2022 was below prior year by $9.3 million, primarily due to the $6.9 million recovery of provision for credit losses taken in 2021 and the $4.2 million decline in gains on sales of loans.

3rd Quarter 2022 Highlights

❖	Net interest income for the quarter of $43.5 million was $2.7 million above prior quarter and $1.5 million above prior year same quarter.

❖
Provision for credit losses for the quarter was $2.4 million, compared to provision of $0.1 million for the quarter ended June 30, 2022 and a recovery of provision of $0.2 million for the third quarter 2021.

❖	Our loan portfolio increased $72.2 million, an annualized 8.0%, from June 30, 2022 and $232.4 million, or 6.8%, from September 30, 2021.

❖
Net loan charge-offs were $0.3 million, or 0.04% of average loans annualized, for the quarter ended September 30, 2022 compared to $0.04 million, or less than 0.01% of average loans annualized, for the second quarter 2022 and $0.3 million, or 0.04% of average loans annualized for the quarter ended September 30, 2021.

❖
Our nonperforming loans, excluding troubled debt restructurings, decreased slightly to $13.7 million at September 30, 2022 from $13.8 million at June 30, 2022 but were $5.0 million below the $18.7 million at September 30, 2021.  Nonperforming assets at $15.6 million decreased $0.2 million from June 30, 2022 and $7.5 million from September 30, 2021.

❖	Deposits, including repurchase agreements, at $4.8 billion increased $53.5 million, or an annualized 4.5%, from June 30, 2022 and $176.9 million, or 3.9%, from September 30, 2021.

❖
Shareholders’ equity declined $29.5 million, or an annualized 18.5%, during the quarter and $89.1 million, or 12.9%, from September 30, 2021, as a result of the continued increase in unrealized losses on our securities portfolio.

❖	Noninterest income for the quarter ended September 30, 2022 of $14.7 million was $0.2 million, or 1.2%, above prior quarter and $0.3 million, or 2.0%, above prior year same quarter.

❖	Noninterest expense for the quarter ended September 30, 2022 of $31.5 million was $1.5 million, or 5.0%, higher than prior quarter and $1.1 million, or 3.8%, above prior year same quarter.

Net Interest Income

				Percent Change
				3Q 2022 Compared to:
($ in thousands)	3Q 2022	2Q 2022	3Q 2021	2Q 2022	3Q 2021	YTD 2022	YTD 2021	Percent Change
Components of net interest income:
Income on earning assets	$51,405	$45,352	$45,726	13.3%	12.4%	$140,284	$133,812	4.8%
Expense on interest bearing liabilities	7,869	4,562	3,712	72.5%	112.0%	15,926	11,549	37.9%
Net interest income	43,536	40,790	42,014	6.7%	3.6%	124,358	122,263	1.7%
TEQ	240	233	226	3.0%	6.2%	707	673	5.1%
Net interest income, tax equivalent	$43,776	$41,023	$42,240	6.7%	3.6%	$125,065	$122,936	1.7%

Average yield and rates paid:
Earning assets yield	3.97%	3.56%	3.52%	11.6%	12.8%	3.66%	3.52%	4.1%
Rate paid on interest bearing liabilities	0.93%	0.54%	0.43%	71.4%	115.2%	0.63%	0.46%	39.1%
Gross interest margin	3.04%	3.02%	3.09%	0.7%	(1.6%)	3.03%	3.06%	(1.0%)
Net interest margin	3.36%	3.20%	3.23%	5.1%	4.1%	3.25%	3.22%	1.0%

Average balances:
Investment securities	$1,380,881	$1,452,021	$1,511,178	(4.9%)	(8.6%)	$1,438,769	$1,266,850	13.6%
Loans	$3,568,174	$3,538,324	$3,400,194	0.8%	4.9%	$3,516,114	$3,480,860	1.0%
Earning assets	$5,163,624	$5,140,656	$5,184,749	0.4%	(0.4%)	$5,146,251	$5,109,934	0.7%
Interest-bearing liabilities	$3,359,242	$3,373,741	$3,410,286	(0.4%)	(1.5%)	$3,361,097	$3,390,178	(0.9%)

Net interest income for the quarter of $43.5 million was $2.7 million above prior quarter and $1.5 million above prior year same quarter.  Our net interest margin, on a fully tax equivalent basis, at 3.36% increased 16 basis points from prior quarter and 13 basis points from prior year same quarter, as our average earning assets increased $23.0 million from prior quarter but decreased $21.1 million from prior year same quarter.  Our yield on average earning assets increased 41 basis points from prior quarter and 45 basis points from prior year same quarter, and our cost of funds increased 39 basis points from prior quarter and 50 basis points from prior year same quarter.  Noninterest bearing deposits increased $72.9 million over prior quarter and $162.9 million over prior year.  Net interest income for the nine months ended September 30, 2022 increased $2.1 million or 1.7% from the nine months ended September 30, 2021.

Our ratio of average loans to deposits, including repurchase agreements, was 75.4% for the quarter ended September 30, 2022 compared to 75.2% for the quarter ended June 30, 2022 and 73.1% for the quarter ended September 30, 2021.

Noninterest Income

				Percent Change
				3Q 2022 Compared to:
($ in thousands)	3Q 2022	2Q 2022	3Q 2021	2Q 2022	3Q 2021	YTD 2022	YTD 2021	Percent Change
Deposit related fees	$7,629	$7,263	$7,066	5.0%	8.0%	$21,638	$19,446	11.3%
Trust revenue	2,989	3,198	3,039	(6.5%)	(1.6%)	9,435	9,339	1.0%
Gains on sales of loans	235	519	1,239	(54.7%)	(81.0%)	1,351	5,579	(75.8%)
Loan related fees	1,589	1,415	1,050	12.3%	51.3%	5,066	4,324	17.2%
Bank owned life insurance revenue	743	702	654	5.8%	13.6%	2,136	1,808	18.1%
Brokerage revenue	453	459	519	(1.3%)	(12.8%)	1,502	1,530	(1.8%)
Other	1,041	945	821	10.3%	26.9%	3,017	3,460	(12.8%)
Total noninterest income	$14,679	$14,501	$14,388	1.2%	2.0%	$44,145	$45,486	(2.9%)

Noninterest income for the quarter ended September 30, 2022 of $14.7 million was $0.2 million, or 1.2%, above prior quarter and $0.3 million, or 2.0%, above prior year same quarter.  The quarter over quarter increase included a $0.4 million increase in deposit related fees and a $0.2 million increase in loan related fees, partially offset by a $0.3 million decrease in gains on sales of loans and a $0.2 million decrease in trust revenue.  Year-to-date noninterest income decreased $1.3 million from the nine months ended September 30, 2021 due to a $4.2 million decline in gains on sales of loans, partially offset by a $2.2 million increase in deposit related fees and a $0.7 million increase in loan related fees.  Gains on sales of loans continue to be impacted by the slowdown in the industry-wide mortgage refinancing boom.  Deposit related fees were primarily impacted by debit card income and overdraft charges.  Loan related fees were primarily impacted by the change in the fair market value of mortgage servicing rights.  The decrease in trust revenue quarter over quarter was due to the decline in the market value of managed assets.

Noninterest Expense

				Percent Change
				3Q 2022 Compared to:
($ in thousands)	3Q 2022	2Q 2022	3Q 2021	2Q 2022	3Q 2021	YTD 2022	YTD 2021	Percent Change
Salaries	$12,537	$12,219	$11,962	2.6%	4.8%	$36,495	$35,080	4.0%
Employee benefits	6,009	6,315	6,891	(4.8%)	(12.8%)	18,123	19,566	(7.4%)
Net occupancy and equipment	2,897	2,756	2,733	5.1%	6.0%	8,507	8,229	3.4%
Data processing	2,270	2,095	1,911	8.3%	18.8%	6,566	5,940	10.5%
Legal and professional fees	752	884	685	(15.0%)	9.7%	2,503	2,331	7.4%
Advertising and marketing	769	659	819	16.7%	(6.1%)	2,180	2,251	(3.2%)
Taxes other than property and payroll	422	425	464	(0.8%)	(9.1%)	1,274	1,209	5.4%
Net other real estate owned expense	41	43	296	(4.3%)	(86.2%)	438	1,102	(60.2%)
Other	5,778	4,582	4,567	26.1%	26.5%	14,726	12,428	18.5%
Total noninterest expense	$31,475	$29,978	$30,328	5.0%	3.8%	$90,812	$88,136	3.0%

Noninterest expense for the quarter ended September 30, 2022 of $31.5 million was $1.5 million, or 5.0%, higher than prior quarter and $1.1 million, or 3.8%, above prior year same quarter.  The increase in noninterest expense quarter over quarter was primarily the result of a $1.4 million accrual for customer refunds of re-presented returned item fees.  Noninterest expense for the nine months ended September 30, 2022 was $2.7 million higher than the nine months ended September 30, 2021.

Balance Sheet Review

Total Loans
				Percent Change
				3Q 2022 Compared to:
($ in thousands)	3Q 2022	2Q 2022	3Q 2021	2Q 2022	3Q 2021
Commercial nonresidential real estate	$756,138	$758,227	$732,442	(0.3%)	3.2%
Commercial residential real estate	359,643	354,668	330,660	1.4%	8.8%
Hotel/motel	335,253	280,956	252,951	19.3%	32.5%
SBA guaranteed PPP loans	1,958	7,788	99,116	(74.9%)	(98.0%)
Other commercial	383,398	395,876	347,632	(3.2%)	10.3%
Total commercial	1,836,390	1,797,515	1,762,801	2.2%	4.2%

Residential mortgage	814,944	793,249	763,005	2.7%	6.8%
Home equity loans/lines	115,400	110,828	105,007	4.1%	9.9%
Total residential	930,344	904,077	868,012	2.9%	7.2%

Consumer indirect	703,016	697,060	612,394	0.9%	14.8%
Consumer direct	160,866	159,791	155,022	0.7%	3.8%
Total consumer	863,882	856,851	767,416	0.8%	12.6%

Total loans	$3,630,616	$3,558,443	$3,398,229	2.0%	6.8%

Total Deposits and Repurchase Agreements
				Percent Change
				3Q 2022 Compared to:
($ in thousands)	3Q 2022	2Q 2022	3Q 2021	2Q 2022	3Q 2021
Non-interest bearing deposits	$1,481,078	$1,408,148	$1,318,158	5.2%	12.4%
Interest bearing deposits
Interest checking	100,680	99,055	90,657	1.6%	11.1%
Money market savings	1,268,682	1,243,817	1,210,551	2.0%	4.8%
Savings accounts	683,697	671,349	616,561	1.8%	10.9%
Time deposits	1,000,931	1,050,559	1,060,309	(4.7%)	(5.6%)
Repurchase agreements	230,123	238,733	292,022	(3.6%)	(21.2%)
Total interest bearing deposits and repurchase agreements	3,284,113	3,303,513	3,270,100	(0.6%)	0.4%
Total deposits and repurchase agreements	$4,765,191	$4,711,661	$4,588,258	1.1%	3.9%

CTBI’s total assets at $5.5 billion increased $27.0 million, or 2.0% annualized, from June 30, 2022 and $88.8 million, or 1.6%, from September 30, 2021.  Loans outstanding at September 30, 2022 were $3.6 billion, an increase of $72.2 million, an annualized 8.0%, from June 30, 2022 and $232.4 million, or 6.8%, from September 30, 2021.  The increase in loans included a $38.9 million increase in the commercial loan portfolio, a $26.3 million increase in the residential loan portfolio, a $5.9 million increase in the indirect consumer loan portfolio, and a $1.1 million increase in the consumer direct loan portfolio.  CTBI’s investment portfolio decreased $103.7 million, or an annualized 29.3%, from June 30, 2022 and $227.6 million, or 14.9%, from September 30, 2021.  Deposits in other banks increased $62.8 million from prior quarter and $58.4 million from prior year same quarter.  Deposits, including repurchase agreements, at $4.8 billion increased $53.5 million, or an annualized 4.5%, from June 30, 2022 and $176.9 million, or 3.9%, from September 30, 2021.

Shareholders’ equity declined $29.5 million, or an annualized 18.5%, during the quarter and $89.1 million, or 12.9%, from September 30, 2021, as a result of the continued increase in unrealized losses on our securities portfolio due to the current increasing interest rate environment.  Management has the ability and intent to hold these securities to recovery or maturity.  We experienced a $41.5 million increase in accumulated other comprehensive loss, net of tax, resulting from increases in unrealized losses on our securities portfolio during the quarter.  CTBI’s annualized dividend yield to shareholders as of September 30, 2022 was 4.34%.

Asset Quality

Our total nonperforming loans, excluding troubled debt restructurings, decreased slightly to $13.7 million at September 30, 2022 from $13.8 million at June 30, 2022 but were $5.0 million below the $18.7 million at September 30, 2021.  Accruing loans 90+ days past due at $5.6 million increased $0.5 million from prior quarter but decreased $1.1 million from September 30, 2021.  Nonaccrual loans at $8.1 million decreased $0.7 million from prior quarter and $3.9 million from September 30, 2021.  Accruing loans 30-89 days past due at $12.1 million increased $1.5 million from prior quarter and $3.2 million from September 30, 2021.  Our loan portfolio management processes focus on the immediate identification, management, and resolution of problem loans to maximize recovery and minimize loss.

Our level of foreclosed properties were $1.9 million at September 30, 2022 compared to $2.0 million at June 30, 2022 and $4.3 million at September 30, 2021.  Sales of foreclosed properties for the quarter ended September 30, 2022 totaled $0.1 million while new foreclosed properties totaled $0.03 million.  At September 30, 2022, the book value of properties under contracts to sell was $0.4 million; however, the closings had not occurred at quarter-end.

Net loan charge-offs were $0.3 million, or 0.04% of average loans annualized, for the quarter ended September 30, 2022 compared to $0.04 million, or less than 0.01% of average loans annualized, for the second quarter 2022 and $0.3 million, or 0.04% of average loans annualized for the quarter ended September 30, 2021.  Year-to-date net loan charge-offs were $0.7 million, or 0.03% of average loans annualized, compared to a net recovery of loan charge-offs of $0.1 million for the first nine months of 2021.

Allowance for Credit Losses

Provision for credit losses for the quarter was $2.4 million, compared to provision of $0.1 million for the quarter ended June 30, 2022 and a recovery of provision of $0.2 million for the third quarter 2021.  Year-to-date provision was $3.4 million compared to a recovery of $6.9 million during the first nine months of 2021.  Our reserve coverage (allowance for credit losses to nonperforming loans) at September 30, 2022 was 324.5% compared to 305.9% at June 30, 2022 and 220.0% at September 30, 2021.  Our credit loss reserve as a percentage of total loans outstanding at September 30, 2022 was 1.22% compared to 1.19% at June 30, 2022 and 1.21% at September 30, 2021.

Forward-Looking Statements

Certain of the statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Community Trust Bancorp, Inc.’s (“CTBI”) actual results may differ materially from those included in the forward-looking statements. Forward-looking statements are typically identified by words or phrases such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “may increase,” “may fluctuate,” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” and “could.” These forward-looking statements involve risks and uncertainties including, but not limited to, economic conditions, portfolio growth, the credit performance of the portfolios, including bankruptcies, and seasonal factors; changes in general economic conditions including the performance of financial markets, prevailing inflation and interest rates, realized gains from sales of investments, gains from asset sales, and losses on commercial lending activities; the effects of the COVID-19 pandemic on our business operations and credit quality and on general economic and financial market conditions, as well as our ability to respond to the related challenges; results of various investment activities; the effects of competitors’ pricing policies, changes in laws and regulations, competition, and demographic changes on target market populations’ savings and financial planning needs; industry changes in information technology systems on which we are highly dependent; failure of acquisitions to produce revenue enhancements or cost savings at levels or within the time frames originally anticipated or unforeseen integration difficulties; and the resolution of legal  proceedings and related matters.  In addition, the banking industry in general is subject to various monetary, operational, and fiscal policies and regulations, which include, but are not limited to, those determined by the Federal Reserve Board, the Federal Deposit Insurance Corporation, the Consumer Financial Protection Bureau, and state regulators, whose policies, regulations, and enforcement actions could affect CTBI’s results.  These statements are representative only on the date hereof, and CTBI undertakes no obligation to update any forward-looking statements made.

Community Trust Bancorp, Inc., with assets of $5.5 billion, is headquartered in Pikeville, Kentucky and has 68 banking locations across eastern, northeastern, central, and south central Kentucky, six banking locations in southern West Virginia, three banking locations in northeastern Tennessee, four trust offices across Kentucky, and one trust office in Tennessee.

Additional information follows.

Community Trust Bancorp, Inc.
Financial Summary (Unaudited)
September 30, 2022
(in thousands except per share data and # of employees)

	Three	Three	Three	Nine	Nine
	Months	Months	Months	Months	Months
	Ended	Ended	Ended	Ended	Ended
	September 30, 2022	June 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
Interest income	$51,405	$45,352	$45,726	$140,284	$133,812
Interest expense	7,869	4,562	3,712	15,926	11,549
Net interest income	43,536	40,790	42,014	124,358	122,263
Loan loss provision	2,414	77	(163)	3,366	(6,919)

Gains on sales of loans	235	519	1,239	1,351	5,579
Deposit related fees	7,629	7,263	7,066	21,638	19,446
Trust revenue	2,989	3,198	3,039	9,435	9,339
Loan related fees	1,589	1,415	1,050	5,066	4,324
Securities gains (losses)	(159)	(225)	(62)	(285)	50
Other noninterest income	2,396	2,331	2,056	6,940	6,748
Total noninterest income	14,679	14,501	14,388	44,145	45,486

Personnel expense	18,546	18,534	18,853	54,618	54,646
Occupancy and equipment	2,897	2,756	2,733	8,507	8,229
Data processing expense	2,270	2,095	1,911	6,566	5,940
FDIC insurance premiums	360	358	393	1,073	1,042
Other noninterest expense	7,402	6,235	6,438	20,048	18,279
Total noninterest expense	31,475	29,978	30,328	90,812	88,136

Net income before taxes	24,326	25,236	26,237	74,325	86,532
Income taxes	4,954	4,965	5,095	14,954	17,841
Net income	$19,372	$20,271	$21,142	$59,371	$68,691

Memo: TEQ interest income	$51,645	$45,584	$45,952	$140,991	$134,485

Average shares outstanding	17,841	17,835	17,790	17,832	17,783
Diluted average shares outstanding	17,857	17,843	17,808	17,844	17,798
Basic earnings per share	$1.09	$1.14	$1.19	$3.33	$3.86
Diluted earnings per share	$1.08	$1.14	$1.19	$3.33	$3.86
Dividends per share	$0.440	$0.400	$0.400	$1.240	$1.170

Average balances:
Loans	$3,568,174	$3,538,324	$3,400,194	$3,516,114	$3,480,860
Earning assets	5,163,624	5,140,656	5,184,749	5,146,251	5,109,934
Total assets	5,477,596	5,446,263	5,457,558	5,447,439	5,376,588
Deposits, including repurchase agreements	4,733,393	4,705,492	4,650,885	4,691,322	4,585,812
Interest bearing liabilities	3,359,242	3,373,741	3,410,286	3,361,097	3,390,178
Shareholders' equity	636,038	637,542	695,490	650,877	677,632

Performance ratios:
Return on average assets	1.40%	1.49%	1.54%	1.46%	1.71%
Return on average equity	12.08%	12.75%	12.06%	12.20%	13.55%
Yield on average earning assets (tax equivalent)	3.97%	3.56%	3.52%	3.66%	3.52%
Cost of interest bearing funds (tax equivalent)	0.93%	0.54%	0.43%	0.63%	0.46%
Net interest margin (tax equivalent)	3.36%	3.20%	3.23%	3.25%	3.22%
Efficiency ratio (tax equivalent)	53.70%	53.77%	53.50%	53.58%	52.35%

Loan charge-offs	$1,203	$828	$1,042	$3,351	$3,460
Recoveries	(878)	(786)	(725)	(2,662)	(3,572)
Net charge-offs	$325	$42	$317	$689	$(112)

Market Price:
High	$45.37	$42.91	$42.95	$46.30	$47.53
Low	$39.65	$39.10	$38.20	$39.10	$36.02
Close	$40.55	$40.44	$42.10	$40.55	$42.10

Community Trust Bancorp, Inc.
Financial Summary (Unaudited)
September 30, 2022
(in thousands except per share data and # of employees)

	As of	As of	As of
	September 30, 2022	June 30, 2022	September 30, 2021
Assets:
Loans	$3,630,616	$3,558,443	$3,398,229
Loan loss reserve	(44,433)	(42,344)	(41,215)
Net loans	3,586,183	3,516,099	3,357,014
Loans held for sale	1,043	936	12,056
Securities AFS	1,298,592	1,402,127	1,525,738
Equity securities at fair value	1,969	2,128	2,461
Other equity investments	11,563	13,026	13,026
Other earning assets	201,196	140,384	143,789
Cash and due from banks	60,527	75,373	66,075
Premises and equipment	41,593	40,704	40,145
Right of use asset	12,131	12,005	12,399
Goodwill and core deposit intangible	65,490	65,490	65,490
Other assets	194,051	179,078	147,392
Total Assets	$5,474,338	$5,447,350	$5,385,585

Liabilities and Equity:
Interest bearing checking	$100,680	$99,055	$90,657
Savings deposits	1,952,379	1,915,166	1,827,112
CD's >=$100,000	537,233	573,519	565,869
Other time deposits	463,698	477,040	494,440
Total interest bearing deposits	3,053,990	3,064,780	2,978,078
Noninterest bearing deposits	1,481,078	1,408,148	1,318,158
Total deposits	4,535,068	4,472,928	4,296,236
Repurchase agreements	230,123	238,733	292,022
Other interest bearing liabilities	58,701	58,706	58,721
Lease liability	12,636	12,479	13,229
Other noninterest bearing liabilities	35,250	32,454	33,734
Total liabilities	4,871,778	4,815,300	4,693,942
Shareholders' equity	602,560	632,050	691,643
Total Liabilities and Equity	$5,474,338	$5,447,350	$5,385,585

Ending shares outstanding	17,901	17,895	17,837

30 - 89 days past due loans	$12,058	$10,595	$8,874
90 days past due loans	5,554	5,018	6,650
Nonaccrual loans	8,138	8,824	12,084
Restructured loans (excluding 90 days past due and nonaccrual)	79,092	75,264	70,932
Foreclosed properties	1,864	1,954	4,314

Community bank leverage ratio	13.24%	13.14%	12.71%
Tangible equity to tangible assets ratio	9.93%	10.53%	11.77%
FTE employees	964	958	960